Exhibit 99.5

NON-QUALIFIED STOCK OPTION AGREEMENT

For [[for Non-Employee Directors:] 17,500]

[[for the Lead Director:] 18,900] Shares

To Purchase Common Stock of

THE COOPER COMPANIES, INC.

Issued Pursuant to The Cooper Companies, Inc.

1996 Long Term Incentive Plan

for Non-Employee Directors (the “Plan”)

THIS CERTIFIES that on November 1, [year of grant] [Non-Employee Director] (the “Holder”), was granted an option (the “Option”) to purchase at the price of $[fair market value calculated as the average of the high and low prices on the date of grant] per share (the “Option Price”) all or any part of [Seventeen Thousand Five Hundred (17,500)][Eighteen Thousand Nine Hundred (18,900)] fully paid and non-assessable shares (the “Shares”) of the common stock, par value $.10 per share, of The Cooper Companies, Inc. (the “Company”), upon and subject to the following terms and conditions:

Unless otherwise indicated herein to the contrary, capitalized terms used in this Non-Qualified Stock Option Agreement shall have the same meanings as set forth in the Plan.

1. Expiration. The Option shall expire on November 1, [tenth anniversary of date of grant] (the “Expiration Date”).

2. Non-Transferable. The Option may be exercised or surrendered during the Holder’s lifetime only by the Holder. This Option shall be non-transferable and non-assignable by the Holder other than by will or the laws of descent and distribution.

3. Vesting. The Option shall vest and become exercisable when the average of the closing prices of a share of common stock of the Company on the principal stock exchange or market on which the shares are traded (composite quotations, rounded to the nearest whole cent) during any 30 consecutive trading days occurring after November 1, [date of grant] attains $[fair market value which is 10% higher than the Option Price], such amount being hereinafter referred to as the “Price Level.” In the event that the Average Price attains the Price Level and subsequently falls below such Price Level, the Holder shall continue to have the right to exercise the Option.

In addition to the foregoing, on November 1, [fifth anniversary of the date of grant] if any portion of the Option has not vested and become exercisable, it shall become exercisable at that time.

Notwithstanding the preceding paragraphs in this Section 3, the Company may require the Holder to delay exercising this Option if such exercise would result in an ownership change within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the

“Code”) or if, in the discretion of the Company, such exercise, when viewed in conjunction with the potential exercise of all other outstanding options (within the meaning of Treasury Regulation Section 1.382-4(d)(9)) to acquire Stock of the Company as well as the effect of other transactions involving the issuance of Stock contemplated by the Company, would tend to result in such an ownership change. In the event such a delay would extend beyond the expiration of the Option or the expiration of the Holder’s rights to exercise the Option following cessation of service as a Director, the Holder may conditionally exercise the Option in accordance with the terms and procedures set forth on Exhibit A hereto.

4. Exercise. So long as the Option is exercisable, the Option shall be exercised by the delivery of a written notice of exercise in the form attached as Exhibit B hereto duly signed by the Holder, together with this Non-Qualified Stock Option Agreement and the full purchase price of the Shares being purchased pursuant to the exercise of the Option, to the Company on any business day, at the Company’s principal office.

In addition to the deferral rights described in Section 3 above, the Committee may condition the exercise of the Option or the issuance or delivery of the Shares upon the listing, registration or qualification of the Shares upon a securities exchange or under applicable securities laws. All certificates for Shares delivered under the Option shall be subject to such stock transfer order and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

5. Payment. Payment for the Shares purchased pursuant to the exercise of the Option shall be made in full at the time of the exercise of the Option by any one or more of the following methods: (a) in cash, check, note or such other instrument as the Committee may accept, (b) if the Committee so determines in its sole discretion, by the Holder duly endorsing over to the Company shares of Stock which the Holder has beneficially owned for at least six months (which Shares shall be valued at their fair market value as of the date the Option is exercised), or (c) any combination of such methods of payment, which together amount to the full exercise price of the Shares as to which the Option is being exercised. If payment is made in whole or in part in the form of Restricted Stock, the Shares acquired pursuant to the exercise of the Option shall, unless otherwise determined by the Committee, be subject to the same forfeiture restrictions to which the Restricted Stock is subject and shall be similarly legended to prevent transfer prior to the expiration of all forfeiture restrictions.

6. Delivery of Shares and Remaining Option. Promptly after the Holder exercises the Option and makes full payment of the Option Price with respect to the Shares purchased pursuant to such exercise and gives any representations called for under Section 14 of the Plan, the Company shall cause to be delivered to the Holder a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Company also shall cause to be delivered a new Non-Qualified Stock Option Agreement in replacement of this Non-Qualified Stock Option Agreement, indicating the number of Shares with respect to which the Option remains available for exercise, or this Non-Qualified Stock Option Agreement shall be endorsed to give effect to the partial exercise of the Option.

7. Income Tax. Following the date as of which an amount with respect to the Option first becomes includible in the gross income of the Holder for Federal income tax purposes, the Company shall notify the Holder of the gain incurred with respect to the exercise of the Option which gives rise to such tax obligation. Payment of the appropriate taxes is the sole responsibility of the Holder.

8. Cessation of Service. If the Holder voluntarily or involuntarily ceases to serve as a Director of the Company, the Option, if not yet vested, shall vest immediately, unless the Holder’s service as a Director is terminated for Cause, or the Holder fails to be re-nominated as a Director for Cause. Upon vesting, the Option shall become freely exercisable, subject only to the limitation set forth in the third paragraph of Section 3 above and in Section 7 of the Plan.

When the Holder ceases to serve as a Director, the Option may continue to be exercised for three years following the termination of service or until the Option Expiration Date, whichever comes first, unless the Holder’s service is terminated for Cause, or the Holder fails to be re-nominated for Cause, in which case the Option shall be forfeited and no portion of it shall be exercisable, even if vested.

In the event that the Holder ceases to serve as a Director due to disability or death, Holder’s guardian or legal representative, or the representative of his estate, the beneficiaries under his will or his distributees under the laws of descent and distribution, as the case may be, shall have the same rights as were enjoyed by the Holder.

9. Merger, Reorganization, Etc. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other such change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the number of Shares and the Option Price, as may be determined to be appropriate by the Committee, in its sole discretion; provided that the number of Shares shall always be a whole number.

10. Miscellaneous. Nothing contained herein shall be construed to confer upon the Holder any right to be continued as a Non-Employee Director of the Company.

The Board, with the consent of the Holder, may amend at any time or from time to time, the terms and conditions of the Option.

Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Company or an officer of the Company or the Committee or any member thereof, at the Company’s offices at 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588, or at such other address as the Company, or any other such person, by notice to the Holder, may designate in writing from time to time; to the Holder at the address shown below the Holder’s signature on this Non-Qualified Stock Option Agreement, or at such other address as the Holder, by notice to the Company, may designate in writing from time to time. Notices shall be effective upon receipt.

This Non-Qualified Stock Option Agreement shall be governed by the laws of the State of California, except to the extent preempted by federal law.

The Option and this Non-Qualified Stock Option Agreement are issued pursuant to, and are subject to all of the terms and conditions of, the Plan, the terms, conditions and definitions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by signing below. A determination by the Committee as to any questions which may arise with respect to the interpretation of the provisions of the Option or of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

WITNESS the signatures of the Company’s duly authorized officers and the Holder.

Dated: November ,

THE COOPER COMPANIES, INC.

By:
Carol R. Kaufman
Vice President of Legal Affairs,
Secretary and Chief Administrative Officer

ATTEST:

By:
Robert S. Weiss
Executive Vice President and Chief
Financial Officer
ACCEPTED:

By:
[Non-Employee Director]

EXHIBIT A

CONDITIONAL OPTION EXERCISE

If the Holder will be unable to exercise any vested portion of the Option prior to the Option Expiration Date or in the permitted period following cessation of service as a Director because of the Company’s desire to prevent an ownership change of the Company’s common stock (within the meaning of Section 382 of the Code) that could limit the Company’s ability to utilize its net operating loss, the Holder will be entitled to preserve the Holder’s right to acquire the Shares by delivering the Notice of Election to Exercise Option and tendering payment of the purchase price for the Shares, subject to all of the following conditions:

(i) The Shares issuable upon such exercise shall be deemed to have been set aside and reserved by the Company as trustee of a trust for the exclusive benefit of the Holder. Such Shares so held in trust shall not be issued except upon termination or removal by the Company of the temporary prohibition against exercise and shall not be deemed outstanding Shares of stock of the Company for any purpose until the termination or removal of such temporary restriction. Upon such termination or removal, the Company will issue and deliver a certificate representing such Shares to the Holder.

(ii) No request by the Company that the Holder delay exercising an Option shall be effective unless the Company first advises the Holder by written notice that the Company has received a favorable ruling from the Internal Revenue Service, or an opinion of legal counsel in form and substance satisfactory to the Company, that the conditional option exercise provided for hereunder will not constitute the acquisition of the Shares for purposes of determining whether an ownership change has occurred under Section 382 of the Code.

EXHIBIT B

THE COOPER COMPANIES, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

NOTICE OF ELECTION TO EXERCISE OPTION

To:	The Cooper Companies, Inc.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

From:

I hereby elect to exercise an option to purchase at the price of $[fair market value calculated as the average of the high and low prices on the date of grant] per share,                  shares of the Company’s common stock pursuant to the terms of an Option granted November 1,            , covering [17,500][18,900] shares which was granted to me under the 1996 Long Term Incentive Plan for Non-Employee Directors.

Enclosed is my Non-Qualified Stock Option Agreement and payment in the form of                  * in the amount of $                            .

Dated:                        ,             .

(Signature)

*	If paying by check, make check payable to The Cooper Companies, Inc.
If paying by delivery of stock, contact the Company to determine the number of shares to be delivered.